                                                              EXHIBIT 99(d)(11)

                     FIRST AMENDMENT TO INVESTORS AGREEMENT

     FIRST AMENDMENT TO INVESTORS AGREEMENT (hereinafter called the "Agreement"), dated as of _______, 2001, among WESTFIELD AMERICA, INC., a Missouri corporation (the "Company"), WESTFIELD AMERICA MANAGEMENT LIMITED ACN 072 780 619, an Australian corporation (the "WAT Manager"), in its capacity as responsible entity and trustee of the Westfield America Trust ARSN 092 058 449 ("WAT"), a public trust constituted by the Westfield America Trust Deed, dated March 28, 1996, as amended, WESTFIELD CORPORATION, INC., a Delaware corporation ("Westfield Corporation"), WESTFIELD AMERICAN INVESTMENTS PTY. LIMITED ACN 003 161 475, an Australian corporation ("Annatar"), and WESTFIELD HOLDINGS LIMITED ACN 001 671 496, an Australian corporation ("WHL", and collectively with WHL, Westfield Corporation and Annatar and any other subsidiary of WHL, the "Westfield Group").

                                 RECITALS

     WHEREAS, the parties hereto entered into that certain Investors Agreement, dated as of May 21, 1997 ("Original Investors Agreement"); and

     WHEREAS, the parties desire to amend the Original Investors Agreement on the terms set forth herein; and

     WHEREAS, the WAT Manager is currently the record and beneficial owner of all of the Company's common shares owned by WAT.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

     1. EFFECTIVENESS. This Agreement shall be effective upon the execution and delivery hereof.

     2. AMENDMENT OF SECTION 3(a). Paragraph (a) of Section 3 of the Original Investors Agreement is amended by deleting such Section in its entirety and replacing it with the following:

     "3. RIGHT OF FIRST REFUSAL. (a) Whenever and as often as the WAT Trustee or its successors or assigns (each, a "Seller") shall desire to sell all or any of the Warrants granted to the Perpetual Trustee Company Limited, in its capacity as former trustee of WAT ("PTCL"), pursuant to the Subscription Agreement and Plan or Reorganization Relating to CenterMark Properties, Inc., dated as of May 13, 1996, and in connection with the Public Offering (together, the "Company Warrants"), pursuant to a bona fide offer for the purchase thereof, the Seller shall give notice (the "Notice") to WHL (the "Offeree") in writing to such effect, enclosing a copy of such bona fide offer (it being agreed that the Seller shall cause any such offer to be reduced to writing) and specifying the portion of the Company Warrants which the Seller desires to sell (the "Seller's Warrant"), the name of the person or persons to whom the Seller desires to make such sale and the dollar value of the consideration which has been offered in connection therewith. Upon receipt of the Notice, the Offeree initially shall have the first right and option to purchase up to all of the Seller's Warrant, for cash at a purchase price equal to the dollar value of such consideration, exercisable for a period of 30 days from the date of receipt of the Notice (the "Expiration Date"). Failure of the offeree to respond to the Notice within the 30-day period shall be deemed to constitute a notification to the Seller of the Offeree's decision not to exercise the first right and option to purchase the Seller's Warrant under this Section 3."

     3. AMENDMENT OF SECTION 4. Section 4 of the Original Investors Agreement is amended by deleting such Section in its entirety and replacing it with the following:

     "4.  NON-COMPETITION.

     (i) For so long as it or any of its subsidiaries is the Advisor (as defined in the Advisory Agreement, dated July 1, 1996, as amended, between the Company and the Advisor) and the Manager (as defined in the Management Agreements, dated July 1, 1996, as amended, between the Company (or the subsidiary of the Company which is the owner of the applicable property) and the Manager) of the Centers, neither WHL nor any of its subsidiaries shall acquire, directly or indirectly, any ownership interest in shopping center properties or power centers in the United States (a "Competitive Business") or own an interest in, as a partner, member, stockholder, co-venturer or otherwise, any corporation, company, partnership, firm, association, enterprise or other entity that owns any ownership interest in a Competitive Business, except in accordance with this Section 4, PROVIDED that nothing contained in this Section 4 shall prohibit or restrain WHL or any of its subsidiaries or Affiliates from (A) owning any interest in Westfield America Trust or the Company, (B) acquiring shares of capital stock or other equity interests in any entity where such shares or interests represent a minority interest of 5% or less of such entity's outstanding capital stock or equity interests, PROVIDED that such entity is not controlled by WHL or any such subsidiary and employees of the Westfield Group do not serve as an executive officer, director, manager or advisor to such entity, (C) acquiring indebtedness of any person, (D) acquiring by asset purchase, stock purchase, merger, consolidation or otherwise of any corporation, partnership or other business entity (each an "Entity") partially engaged in the Competitive Business, PROVIDED that such activities relating to the Competitive Business do not exceed 5% of the revenues or net equity of such Entity or such Entity disposes of such Competitive Business within one year of such acquisition, or
(E) acquiring any interest in airport projects or the retail portions thereof.

     (ii) If WHL or any of its subsidiaries shall be presented with the opportunity to acquire any Competitive Business which would be subject to the restriction in clause (i) above, WHL shall ensure that such opportunity is presented to the Board of Directors of the Company. If for any reason a majority of the Independent Directors of the Board of Directors of the Company (or if the Company does not have a majority of Independent Directors, a majority of Independent Directors of the Board of Directors of WAT) shall elect not to pursue such opportunity, then WHL or its subsidiary shall be permitted to attempt to acquire such Competitive Business.

     (iii) In no event shall the foregoing be deemed to permit WHL or any of its subsidiaries to acquire a regional shopping center which directly competes with any regional shopping center then owned by the Company or its subsidiaries and which is within the primary market area of any such shopping center ( a "Competing Mall"), PROVIDED that the foregoing restriction shall not be deemed to be violated if WHL or its subsidiaries shall acquire, either directly or indirectly, a Competitive Business which owns, among other properties, a Competing Mall."

     4. AMENDMENT TO DEFINITION. All references to "WAT Trustee" are hereby deleted and replaced with "WAT Manager."

     5.  DELETION OF SECTION 5.  Section 5 shall be deleted in its entirety.

     6. AMENDMENT OF SECTION 6. Paragraph (iii) of Section 6 shall be deleted in its entirety.

     7. AMENDMENT OF SECTION 16. the first sentence of Section 16 of the Original Investors Agreement is amended by deleting such sentence in its entirety and replacing it with the following: "As the WAT Manager enters into this Agreement only in its capacity as responsible entity and trustee of WAT, the WAT Manager is liable under this Agreement only up to the extent to which it is indemnified out of the assets of WAT."

     8. AMENDMENT OF SECTION 17. Section 17 of the Original Investors Agreement is amended by deleting such Section in its entirety and replacing it with the following:

     "17. WAT TRUST DEED. Each of the parties to this Agreement, other than the WAT Manager, acknowledges that it has received a copy of the WAT Trust Deed (as amended) establishing WAT and that it understands the rights and obligations of the WAT Manager therein."

     9. RATIFICATION. Except as set forth herein, the Original Investors Agreement is hereby ratified and affirmed.

     10. LIMITATION OF LIABILITY. As the WAT Manager enters into this Agreement only in its capacity as trustee of WAT, the WAT Manager is liable under this Agreement only up to the extent to which it is indemnified out of the assets of WAT. The WAT Manager is only personally liable to the extent that it is fraudulent, negligent, or in breach of trust. If the WAT Manager is not personally liable, the parties other than the WAT Manager must not sue the WAT Manager personally or seek to wind it up to recover any outstanding money, and the WAT Manager is entitled to plead this clause as a bar to the taking of any such proceedings.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                  WESTFIELD AMERICA, INC.

                                  By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                  WESTFIELD AMERICA MANAGEMENT LIMITED,
                                  in its capacity as responsible entity and trustee of
                                  Westfield America Trust

                                  By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                  WESTFIELD CORPORATION, INC.

                                  By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                  WESTFIELD AMERICAN INVESTMENTS PTY. LIMITED

                                  By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                  WESTFIELD HOLDINGS LIMITED

                                  By:
                                       -------------------------------------
                                       Name:
                                       Title: